Exhibit (a) to Form 10-QSB

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 and 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):                 June 15, 2001


                         Human Pheromone Sciences, Inc.
                         ------------------------------
             (Exact name of Registrant as specified in its charter)


     CALIFORNIA                       0-23544                   94-3107202
     ----------                       -------                   ----------
(State or other jurisdiction       (Commission                (IRS Employer
      of incorporation)            File Number)            Identification No.)


84 West Santa Clara Street, Suite 720, San Jose, California         95113
-----------------------------------------------------------         -----
     (Address of principal executive offices)                     (Zip code)


Registrant's telephone number, including area code:              (408) 938-3030
                                                                 --------------


               46750 Fremont Boulevard, Fremont, California 94538
            --------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Exhibit (a) to Form 10-QSB

                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 4.      CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

             The Audit Committee of the Company authorized the termination of BDO Seidman LLP as auditors of the Company effective June 15, 2001. The reports of BDO Seidman LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

             In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 2000, and in the subsequent interim period through the date hereof, there were no disagreements with BDO Seidman LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of BDO Seidman LLP would have caused BDO Seidman LLP to make reference to the matter in their report. The Company has requested BDO Seidman LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated June 20, 2001, is filed as Exhibit 7.1 to this Form 8-K.


ITEM 7       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

             Exhibit 7.1 - Letter from BDO Seidman LLP  pursuant to Item 304 (a)
             (3) of Regulation S-K.

Exhibit (a) to Form 10-QSB


                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      HUMAN PHEROMONE SCIENCES, INC.



                                      By: /s/ William P. Horgan
                                      ------------------------------------------
                                      William P. Horgan, Chief Executive Officer